EXHIBIT 10.1






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                       AGREEMENT TO EXCHANGE COMMON STOCK

                                     BETWEEN

                     NORTH AMERICAN FOOD AND BEVERAGE CORP.
                                       AND

                          LIQUOR GROUP WHOLESALE, INC.







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                                      INDEX

                                                                        Page

ARTICLE I - EXCHANGE OF SECURITIES ................................        4
ARTICLE II - REPRESENTATIONS AND WARRANTIES .......................        4
    2.0l - Organization ...........................................        4
    2.02 - Capital ................................................        4
    2.03 - Directors and Officers' Compensation; Banks ............        4
    2.04 - Financial Statements ...................................        4
    2.05 - Absence of Changes .....................................        5
    2.06 - Absence of Undisclosed Liabilities .....................        5
    2.07 - Tax Returns ............................................        5
    2.08 - Investigation of Financial Condition....................        5
    2.09 - Trade Names and Rights .................................        5
    2.l0 - Contracts and Leases ...................................        5
    2.ll - Insurance Policies .....................................        5
    2.l2 - Compliance with Laws ...................................        5
    2.l3 - Litigation .............................................        6
    2.l4 - Ability to Carry Out Obligations .......................        6
    2.l5 - Full Disclosure ........................................        6
    2.l6 - Assets .................................................        6
    2A - Organization .............................................        6
    2B - Directors and Officers' Compensation; Banks ..............        6
    2C - Capital ..................................................        6
    2D - Financial Statements .....................................        7
    2E - Absence of Changes .......................................        7
    2F - Absence of Undisclosed Liabilities .......................        7
    2G - Tax Returns ..............................................        7
    2H - Investigation of Financial Condition .....................        7
    2I - Trade Names and Rights ...................................        7
    2J - Contracts and Leases .....................................        8
    2K - Compliance with Laws .....................................        8
    2L - Litigation ...............................................        8
   2M - Ability to Carry Out Obligations ..........................        8
   2N - Full Disclosure ...........................................        9
    2O - Assets ...................................................        9
ARTICLE III - SHAREHOLDER REPRESENTATIONS .........................        9
ARTICLE IV - OBLIGATIONS BEFORE CLOSING ...........................        9
    4.0l - Investigative Rights ...................................        9
    4.02 - Conduct of Business ....................................       10
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY NAFB ...               10
    5.0l - Conditions .............................................       10
    5.02 - Accuracy of Representations ............................       10
    5.03 - Performance.............................................       10
    5.04 - Absence of Litigation ..................................       10


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                                                                          Page

ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE ................          11
                   BY LGW .......................................          11
    6.0l - Conditions ...........................................          11
    6.02 - Accuracy of Representations ..........................          11
    6.03 - Performance ..........................................          11
    6.04 - Absence of Litigation ................................          11
    6.05 - Other ................................................          11
ARTICLE VII - CLOSING ...........................................          11
    7.0l - Closing ..............................................          11
    7.02 - Exchange of Shares ...................................          12
    7.03 - Officers and Directors ...............................          12
    7.04 - Registration Rights ..................................          12
ARTICLE VIII - REMEDIES .........................................          12
    8.0l - Arbitration ..........................................          12
    8.02 - Costs ................................................          12
    8.03 - Termination ..........................................          12
ARTICLE IX - MISCELLANEOUS ......................................          13
    9.0l - Captions and Headings ................................          13
    9.02 - No Oral Change .......................................          13
    9.03 - Non-Waiver ...........................................          13
    9.04 - Time of Essence ......................................          13
    9.05 - Entire Agreement .....................................          13
    9.06 - Governing Law ........................................          13
    9.07 - Counterparts .........................................          13
    9.08 - Notices ..............................................          13
    9.09 - Binding Effect .......................................          14
    9.l0 - Effect of Closing ....................................          14
    9.ll - Mutual Cooperation ...................................          14
    9.12 - Expenses..............................................          15

    Exhibit A - Allocation of Shares
    Exhibit B - Officers, Directors, Bank Accounts, Safe Deposit Boxes,
                Powers of Attorney (LGW)
    Exhibit C - Financial Statements - Changes in Financial Condition (LGW) Exhibit D - Trademarks, Trade Names and Copyrights (LGW)
    Exhibit E - Material Contracts (LGW) Exhibit F - Current Log of shareholders
                (NAFB)
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit Boxes,
                Powers of Attorney (NAFB)
    Exhibit H - Options, Warrants and Convertible Securities (NAFB)
    Exhibit I - Financial Statements - Changes in Financial Condition (NAFB) Exhibit J - Trademarks, Trade Names and Copyrights (NAFB)
    Exhibit K - Material Contracts (NAFB)
    Exhibit L - Class 4 Creditors Log (NAFB)


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                       AGREEMENT TO EXCHANGE COMMON STOCK
                    ----------------------------------------

      This AGREEMENT, made this 28th day of January, 2007, by and between North American Food and Beverage Corp.(d/b/a East Coast Beverage (ECBV) hereinafter ("NAFB") and Liquor Group Wholesale, Inc. hereinafter ("LGW"), and the shareholders of LGW (as to Article I and Article III only) is made for the purpose of setting forth the terms and conditions upon which NAFB will acquire all of the issued and outstanding common stock of LGW in exchange for shares of NAFB's common and preferred stock.

      In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      Subject to the terms and conditions of this Agreement, NAFB agrees to issue, and the shareholders of LGW agree to accept 49.9% of the total shares of NAFB's common stock in consideration for 100% of the issued and outstanding common stock of LGW. The shares of NAFB's common stock will be allocated to the shareholders of LGW in accordance with Schedule 1 to this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      LGW represents and warrants to NAFB that:

      2.0l Organization. LGW is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital stock of LGW consists of 1,000,000 shares of common stock of which 1,000,000 will be issued and outstanding at closing. LGW has not authorized or issued any shares of preferred stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating LGW to issue or to transfer from treasury any additional shares of its capital stock of any class.

      2.03 Directors and Officers' Compensation; Banks. Exhibit B to this Agreement contains the names and titles of all directors and officers of LGW.

      2.04 Absence of Undisclosed Liabilities. LGW does not, and will not at closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due.


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    2.05 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, NAFB shall have the opportunity to meet with LGW's accountants and attorneys to discuss the financial condition of LGW. LGW shall make available to NAFB the books and records of LGW. The minutes of LGW are a complete and accurate record of all meetings of the shareholders and directors of LGW and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of LGW's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2.06 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are used by LGW. Exhibit D outlines the rights that LGW has been granted to use the Liquor Group logos, trademarks, trademark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of LGW's business.

      2.07 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of LGW presently in existence or which have been agreed to by LGW (whether written or oral). Except as disclosed on Exhibit E, LGW is not in default under of these agreements or leases.

      2.08 Compliance with Laws. LGW has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to applicable federal and state securities laws. LGW does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2.09 Litigation. LGW is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of LGW threatened, against or affecting LGW or its business, assets, or financial condition. LGW is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. LGW is not engaged in any legal action to recover moneys due to LGW or damages sustained by LGW.

      2.10 Ability to Carry Out Obligations. LGW has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by LGW and the performance by LGW of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which LGW is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LGW, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of LGW or would create any obligations for which LGW would be liable, except as contemplated by this Agreement.

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      2.11 Full Disclosure. None of representations and warranties made by LGW, or in any certificate or memorandum furnished or to be furnished by LGW, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. LGW has disclosed to NAFB all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on LGW's business.

      2.12 Assets. LGW has good and marketable title to all of its property.

      NAFB represents and warrants to LGW that:

      2A. Organization. NAFB is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on NAFB.

      2B. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of NAFB and all persons whose compensation from NAFB as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which NAFB has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and
(iii) the names of all persons who have a power of attorney from NAFB and a summary of the terms thereof.

      2C. Capital. The authorized capital stock of NAFB consists of 100,000,000 shares of common stock and 2,000,000 shares of preferred stock. Immediately prior to closing 8,578,076 shares of common stock will be issued and outstanding, all of which are validly issued, fully paid, and non-assessable. At closing, there will be (i) no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating NAFB to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H, and (ii) no outstanding obligation of NAFB to repurchase any security, warrant or option other than those shown on Exhibits H & L attached hereto. The total of common and preferred shares of NAFB to be exchanged for 100% of the common stock of LGW as set forth in Section 7.02 shall represent 49.999% of the total equity of NAFB on a fully diluted as-if-converted basis.

      2D. Financial Statements. Exhibit I to this Agreement sets forth the balance sheet of NAFB as of September 30, 2006. The balance sheet has been prepared in accordance with generally accepted accounting principles consistently followed by NAFB, and fairly presents the financial position of NAFB as of September 30, 2006.

      2E. Absence of Changes. Since September 30, 2006, there has not been any change in the financial condition or operations of NAFB, except (i) changes in

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the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit I.

      2F. Absence of Undisclosed Liabilities. NAFB did not, as of September 30, 2006, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit I.

      2G. Tax Returns. Within the times and in the manner prescribed by law, NAFB has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on NAFB. No federal income tax returns of NAFB have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in NAFB's balance sheet as of September 30, 2006, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by NAFB.

      2H. Investigation of Financial Condition of NAFB. Without in any manner reducing or otherwise mitigating the representations contained herein, LGW shall have the opportunity to meet with NAFB's accountants and attorneys to discuss the financial condition of NAFB. NAFB shall make available to LGW the books and records of NAFB. The minutes of NAFB are a complete and accurate record of all meetings of the shareholders and directors of NAFB and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of NAFB's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2I. Trade Names and Rights. Exhibit J attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by NAFB. No person, other than NAFB, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of NAFB, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit K attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of NAFB presently in existence or which have been agreed to by NAFB (whether written or oral). Except as noted on Exhibit K, NAFB is not in default under any of these agreements or leases. NAFB shall terminate any and all existing agreements with all parties prior to close of this contract.

      2K. Compliance with Laws. NAFB has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. NAFB does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

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      2L. Litigation. NAFB is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of NAFB threatened, against or affecting NAFB or its business, assets, or financial condition. NAFB is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. NAFB is not engaged in any legal action to recover moneys due to it or damages sustained by it.

      2M. Ability to Carry Out Obligations. NAFB has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by NAFB and the performance by NAFB of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which NAFB is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of NAFB, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of NAFB or would create any obligations for which NAFB would be liable, except as contemplated by this Agreement.

      2N. Full Disclosure. None of representations and warranties made by NAFB, or in any certificate or memorandum furnished or to be furnished by NAFB, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. NAFB has disclosed to LGW all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on NAFB.

      2O. Assets. NAFB has good and marketable title to all of its property.

                                   ARTICLE III
                           SHAREHOLDER REPRESENTATIONS

      Each shareholder of LGW represents to NAFB that he has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his shares in LGW pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, or agreement to which he is a party, or by which he may be bound, nor will any consents or authorizations of any party be required. Each shareholder of LGW represents and warrants to NAFB that the shares of LGW that such shareholder will deliver at closing will be free of any liens or encumbrances.

      Each shareholder of LGW understands that the shares being acquired from NAFB represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.


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                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

    4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO PERFORMANCE BY NAFB

      5.01 Conditions. NAFB's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. NAFB may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by NAFB of any other condition of or any of NAFB's other rights or remedies, at law or in equity, if LGW shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by LGW in this Agreement shall be true on and as of the closing date as though made at those times.

      5.03 Performance. LGW shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. LGW shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

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                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO PERFORMANCE BY LGW

      6.01 Conditions. LGW's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article VI. LGW may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by LGW of any other condition of or any of LGW's other rights or remedies, at law or in equity, if NAFB shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by NAFB in this Agreement or in any written statement that shall be delivered to LGW by NAFB under this Agreement shall be true on and as of the closing date as though made at those times.

      6.03 Performance. NAFB shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. NAFB shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. In addition to the other provisions of this Article VI, LGW's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o Gray C. Solomon will have received irrevocable proxies from shareholders of NAFB which will entitle Mr. Solomon to vote not less than 51% of the shares of NAFB's common stock (on an as-if-converted basis).

     o The 2,000,000 shares of NAFB's common stock issued to Royal Brokerage Group will be returned to NAFB and appropriate releases signed by Darren Marks, Mel Leiner and Royal Brokerage Group.

     o NAFB will have Working Capital of not less than $2,000,000, such amount to include any escrows that are to be released to NAFB upon the close of this transaction. For purposes of this Agreement, Working Capital shall mean current assets less short term liabilities, consistent with General Accepted Accounting Principles.

     o Persons or entities holding Class 4 creditor claims against NAFB as outlined in Exhibit N will have agreed to: (i) waive any right they may have to any distributions, pursuant to NAFB's Chapter 11 Plan of Reorganization, from any profits of LGW. (ii) accept one share of NAFB's common stock in full settlement of each $24.50 owed to them by NAFB.

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     o    The written  agreement of Arnold Rosen and William Smith,  to not sell their previously purchased or acquired shares of NAFB's common stock for a twelve-month period following the closing.

     o The following documents, in form and substance satisfactory to LGW, will be provided to LGW as Exhibits to this agreement as a condition of closing:

            A. Letter to LGW from the NAFB auditor setting forth the amount of the tax loss carry forwards available to NAFB at the time of closing for application against future revenues and the expiration dates of such tax loss carry forwards.

            B. Document from bankruptcy court showing discharge of bankruptcy and release of court's jurisdiction of the court.

            C. Letter from ComputerShare clarifying the current list of all NAFB shareholders as shown on Exhibit F and certifying lost stock certificates for 1,250,000 shares registered in duplicate in the name of Arnold Rosen and 750,000 shares registered in duplicate in the name of Jerome Silverberg have been cancelled and are null and void.

            D. Termination letter from NAFB for shares and unexercised options signed and accepted by Gerald Heller, Alex Garabedian and David Schlecht.

            E. Letter terminating all business dealings by and between NAFB and Royal Brokerage and shall hold harmless and indemnify NAFB for any and all actions of Royal Brokerage and including NAFB with respect to any claims by Royal Brokerage Group.

            F. Certification by NAFB's transfer agent as to current shareholder list of NAFB after the return of all Royal Brokerage Group Shares

            G. Certificate by NAFB's Directors showing no knowledge of current or pending litigation.

                                  ARTICLE VII
                                    CLOSING

      7.0l Closing. The closing and certification of the finalization of all outstanding conditions of this transaction shall be held at the offices of LGW within 30 days of the satisfaction or waiver of the conditions precedent set forth in Sections V and VI. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:


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      By LGW:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of LGW are true and correct as of, or have been fully performed and complied with by, the closing date.

      By NAFB:

       A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of NAFB are true and correct as of, or have been fully performed and complied with by, the closing date.

      7.02 Exchange of Shares. On the closing date, each share of common stock of LGW then issued and outstanding, will be exchanged, on a pro-rata basis, for fully paid and nonassessable common and preferred shares of NAFB in accordance with Schedule 1 to this Agreement.

      7.03 Officer and Directors. At the closing of this Agreement NAFB will cause Gray C. Solomon to be appointed as a director, President and CEO of NAFB and will cause all other shareholders of LGW to be appointed as directors of NAFB. Following such appointment, all present officers and directors of NAFB, with the exception of Arnold Rosen, will resign.

      7.04 Registration Rights. Following the closing date, NAFB will file a registration statement with the Securities and Exchange Commission to register the shares of common stock issued to shareholders of LGW, as well as the 500,000 shares of common stock purchased from Royal Brokerage Group by Arnold Rosen.

                                  ARTICLE VIII
                                    REMEDIES

      8.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Jacksonville, Florida in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, NAFB or LGW may on or prior to the closing date terminate this Agreement, without liability to the other party:

     (i) If any bona fide action or proceeding shall be pending against NAFB or LGW on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement; or

      (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld; or

     (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     9.06 Governing Law. This Agreement and its application shall be governed by the laws of Florida.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      North American Food and Beverage Corp.

            2029 Bonham Lane
            The Villages, FL  32162
            (352) 259-0072 (352) 259-0072 (fax)

      Liquor Group Wholesale, Inc.

            830-13 A1A North
            Suite 155
            Ponte Vedra Beach, FL 32082
            (904) 285-5885 (904) 680-3030 (fax)


     9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement. In the event there is any material misrepresentation or warranty of any party to this Agreement, then NAFB (if such misrepresentation is made by LGW or the LGW shareholders) or the shareholders of LGW ( if such misrepresentation is made by NAFB) may rescind this Agreement during the 10 day period following the closing of this Agreement.

      9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      If all conditions specified in Article VI have been performed, satisfied or waived by LGW and LGW fails to close this Agreement in accordance with
Section 7.01, then LGW will pay NAFB $50,000 to compensate NAFB for its time, effort and expenses associated with the preparation of this Agreement and compliance with Section 6.05.

      If all conditions specified in Article V have been performed, satisfied or waived by NAFB and NAFB fails to close this Agreement in accordance with Section 7.01, then NAFB will pay LGW $50,000 to compensate LGW for its time, effort and expenses associated with the preparation of this Agreement and compliance with
Section 6.05.

      9.12 Expenses. The expenses (including without limitation, all reasonable attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect shall be paid by NAFB and shall be included in the Working Capital calculation. Each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement unless such amount is disclosed in this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.


                                    North American Food and Beverage Corp.


                                    By /s/ William Smith
                                       ---------------------------------------
                                          William Smith, President


                                    By /s/ Arnold Rosen
                                       ---------------------------------------
                                          Arnold Rosen, Director



                                    Liquor Group Wholesale, Inc.

                                    By /s/ Gray C. Solomon
                                       --------------------------------
                                          Gray C. Solomon, President

                                    EXHIBIT A

                              ALLOCATION OF SHARES


    LGW                                             Shares of NAFB to be
Shareholder             Shareholdings in LGW    Received by LGW Shareholder
-----------             --------------------    ---------------------------
Gray Solomon
Christopher Eiras
Jan Eiras
Steve Wang                                               25,000
Lou Maggio                                               25,000
Lowell Newman                                            25,000
Steven Dodge                                             25,000
Lou Frezza                                               25,000

Total:                       1,000,000

                                    EXHIBIT B

Officers and Directors of LGW:

Name:                               Position:

Gray Solomon                              President & Director
Christopher Eiras                   Director
Jan Eiras                           Director
Steve Wang                          Director
Lou Maggio                          Director
Lowell Newman                       Director
Steven Dodge                              Director

                                    EXHIBIT C


Trade Names and Rights: There are no trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by LGW. LGW is contractually allowed to use the Liquor Group trademark, trademark registrations, service marks, trade name, copyrights, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of LGW's business as shown in greater detail in Exhibit E.

                                    EXHIBIT D


Material Contracts

See attached contract by and between Liquor Group Holdings, LLC and Liquor Group Wholesale, Inc.

                                    EXHIBIT E

NAFB Rights and Preferences of Preferred Stock:

NAFB has 100,000,000 shares of common stock authorized, the outstanding shares and total potential outstanding shares are documented in Exhibit F, Exhibit H and Exhibit I attached hereto. Each common share represents one vote in all shareholder votes held by the Company.

Prior to close of this agreement, the Directors of NAFB shall create a series of Convertible Preferred Stock in the amount of 2,000,000 shares, with full registration rights if converted to common stock. These 2,000,000 Preferred Shares shall represent 100% of the balance of all treasury stock if converted to common shares. Such conversion ratio must be documented prior to close of this agreement. These shares carry an as converted voting right in all shareholder votes held by the Company.

                                    EXHIBIT F

NAFB Shareholder List
---------------------

                                    EXHIBIT G
                                    ---------

Officers and Directors of NAFB:

      Name                          Position
      ----                          --------

      William H. Smith              President and a Director

      Arnold Rosen                  Director


     After the closing of this Agreement, no present officer, director or employee of NAFB will be entitled to any future compensation without an approval by vote of the board of directors of NAFB.


Bank Accounts:
--------------

      Checking Account: Citizens First Bank
                        1129 Main St.
                        The Villages, FL  32159
                        Account No.: 0110013034

Safe Deposit Boxes:
-------------------

      None


Powers of Attorney:
-------------------

      None

                                    EXHIBIT H
                                    ---------

Options, warrants and convertible securities: The following table reflects additional shares of common stock which may be issued by NAFB (or "the Company"):

                                                            Number of     Note
                                                             Shares    Reference
                                                            ---------  ---------

   Shares issuable upon exercise of warrants                1,046,965       A

         Shares issuable upon the conversion of debt
         owed to Class 4 Creditors                          2,000,000       B

A. The Company's Plan of Reorganization provided for a reverse split of the Company's common stock so that each issued share of common stock was converted into 1/15th of one share. Each common shareholder received one warrant for each common share held after the reverse split. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $1.75 per share prior to January 1, 2008. As a result of the reverse split, the Company had 1,046,965 outstanding shares of common stock, resulting in warrants to purchase the same number of shares.

      Any shares issued upon the exercise of the warrants will be exempt from the registration requirements of the Securities Act of 1933 and equivalent state securities laws by 11 U.S.C. ss. 1145 and the shares may generally be resold by any holder without registration under federal and state securities laws.

B. The Class 4 Creditors shown in Exhibit L were unsecured creditors whose individual claims against NAFB exceeded $3,000. The amount owed by NAFB to the Class 4 Creditors is approximately $3,500,000. NAFB's bankruptcy judge granted each Class 4 Creditor certain rights and obligations to settle their claims, however NAFB shall prior to close of this agreement, negotiate the following settlement against all claims:

         (i) Each creditor shall accept 1 share of NAFB common stock per $24.50 of debt that is registered on Exhibit L. This conversion rate is based upon the Judges order for discharge of bankruptcy for NAFB.

Any shares issued upon the conversion of the Class 4 claims will be exempt from the registration requirements of the Securities Act of 1933 and equivalent state securities laws by 11 U.S.C. ss. 1145 and the shares may generally be resold without registration under federal and state securities laws.

                                    EXHIBIT I
                                    ---------

                      NORTH AMERICAN FOOD & BEVERAGE CORP.


BALANCE SHEET
September 30, 2006


Assets

Distribution and royalty rights                        $          100
                                                       --------------
                                                       $          100
                                                       ==============

Liabilities and Shareholders' Deficit

   Payable to Class 4 Creditors                        $    3,500,000
   Payable to Internal Revenue Service                       $128,000
   Accounts payable and accrued liabilities                  $52, 669.71
      Total liabilities:                               $    3,680,669.71

Shareholders' Deficit:                                     ($3,680,569.71)
                                                       ------------------
                                                       $           100
                                                       ==================

                                    EXHIBIT J
                                    ---------


Trademarks, trade names and copyrights:

     US Trademark Registration #75512565 "Coffee House USA" and all related trademarks, copyrights, designs, production assets of any kind and product formulas and all appurtenant assets.

      DBA / Trade Name: East Coast Beverage Company.

                                    EXHIBIT K


Material Contracts:

     o Agreements with Royal Brokerage Group concerning distribution of food products, subject to termination as part of this agreement.

                                    EXHIBIT L

     NAFB Class 4 Creditors Log: Attached is a complete list of all creditors of NAFB.